UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fifth Floor, Waterloo Exchange,

Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices)

(Zip Code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	Jazz	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the closing on May 5, 2021 of the transactions contemplated by the transaction agreement, dated as of February 3, 2021 (the “Transaction Agreement”), by and among Jazz Pharmaceuticals UK Holdings Limited, a private limited company incorporated in England and Wales (“Bidco”), Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (the “Company”), of which Bidco is an indirect wholly owned subsidiary, and GW Pharmaceuticals plc, a public limited company incorporated in England and Wales (“GW”), pursuant to which Bidco (and/or, at Bidco’s election, Bidco’s nominee(s)) acquired the entire issued share capital of GW (the “Transaction”) pursuant to a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme”).

The Transaction was conditioned on, among other things, the sanction of the Scheme by the High Court of Justice of England and Wales (the “Court”). On May 5, 2021, the Court issued an order sanctioning the Scheme. Upon the delivery of such order to the Registrar of Companies in England and Wales on May 5, 2021, the Scheme became effective (the “Effective Time”). As a result, GW became an indirect wholly owned subsidiary of the Company.

At the Effective Time, the Scheme Shareholders (as defined in the Scheme) became entitled to receive for each Scheme Share (as defined in the Scheme) held by them at such time an amount equal to $16.662/3 in cash plus 0.010030 ordinary shares (the “Share Deliverable”), nominal value $0.0001 per share, of the Company (“Jazz Ordinary Shares”). In addition, because each American Depositary Share issued by Citibank, N.A., as depositary, in respect of GW (“GW ADS”) represented a beneficial interest in 12 Scheme Shares held by such depositary, holders of GW ADSs became entitled under such depositary arrangements to receive, for each GW ADS, 12 times the foregoing cash and share amounts, or (1) an amount equal to $200 in cash (less (a) a $0.05 per GW ADS cancellation fee, (b) a $0.05 per GW ADS distribution fee, (c) any other fees and expenses payable by such holders pursuant to the terms of the deposit agreement, dated as of May 7, 2013 (as amended), by and among the GW, Citibank, N.A., as depositary, and all holders and beneficial owners of GW ADSs issued thereunder and (d) any applicable withholding taxes) and (2) an amount of Jazz Ordinary Shares equal to 12 times the Share Deliverable. Scheme Shareholders and holders of GW ADSs became entitled to receive cash in lieu of any fractional Jazz Ordinary Shares to which they would have otherwise been entitled to in accordance with the Scheme. In connection with the Transaction, 3,798,105 Jazz Ordinary Shares will be issued to such Scheme Shareholders.

Also from the Effective Time, all options to purchase GW ADSs or GW Ordinary Shares, as applicable (“GW Options”), that were then held by GW employees (other than those GW Options granted in 2021 (“2021 Options”)) and GW non-employee members of the GW board of directors, vested (with any performance goals deemed fully satisfied as of the Effective Time) and were exercised automatically and will be cash-settled. Each 2021 Option became vested and was exercised automatically and will be cash-settled as to one-third of the grant at the Effective Time, with the remaining two-thirds of the grant converted into an option to acquire Jazz Ordinary Shares (“Jazz Options”) (with any performance goals deemed fully satisfied as of the Effective Time and, therefore, converting into time vesting Jazz Options), half of which will vest on the first anniversary of the original grant date and half of which will vest on the second anniversary of the original grant date, subject to accelerated vesting in connection with qualifying terminations of employment. The number of Jazz Ordinary Shares subject to each converted Jazz Option will be determined by multiplying the GW option exchange ratio described in the Transaction Agreement by the number of GW ADSs subject to the 2021 Option, and the option exercise price of any converted Jazz Option will be determined by dividing the 2021 Option exercise price by the same GW option exchange ratio.

The foregoing description of the Transaction Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement. A copy of the Transaction Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 3, 2021, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 5, 2021 (the “Closing Date”), the Company, Jazz Financing Lux S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“Jazz Lux”), and certain other subsidiaries of the Company, as borrowers (collectively with the Company and Jazz Lux, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders and issuing banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and U.S. Bank National Association, as Collateral Trustee.

The Credit Agreement provides for (i) a seven-year $3,100 million term loan B facility, which was drawn by Jazz Lux on the Closing Date in US dollars (the “Dollar Term Loan Facility”), (ii) a seven-year €625 million term loan B facility, which was drawn by Jazz Lux on the Closing Date in Euros (the “Euro Term Loan Facility” and, together with the Dollar Term Loan Facility, the “Term Loan Facility”) and (iii) a five-year $500 million revolving credit facility (the “Revolving Credit Facility”), which is available to be drawn by any Borrower in US dollars. As of the Closing Date, the Revolving Credit Facility was undrawn.

The Company used the proceeds from the Term Loan Facility (i) to repay loans under that certain credit agreement, dated as of June 18, 2015 (as amended) among the Company and certain other subsidiaries of the Company as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Existing Credit Agreement”), (ii) to fund, in part, the cash consideration payable in connection with the Transaction and (iii) to pay related fees and expenses. The Borrowers expect to use future loans under the Revolving Credit Facility, if any, for general corporate purposes, including potential business development activities. Upon the repayment in full of loans under the Existing Credit Agreement, the Existing Credit Agreement was terminated and all guarantees and liens thereunder were released.

Loans under the Term Loan Facility and Revolving Credit Facility bear interest at a rate equal to (A) in the case of the Dollar Term Loan Facility and the Revolving Credit Facility, at the applicable Borrower’s option, either (a) LIBOR or (b) the prime lending rate and (B) in the case of the Euro Term Loan Facility, EURIBOR, in each case, plus an applicable margin. The applicable margin for the Term Loan Facility is 3.50% (in the case of LIBOR or EURIBOR borrowings) and 2.50% (in the case of borrowings at the prime lending rate). The applicable margin for the Revolving Credit Facility ranges from 3.25% to 2.75% (in the case of LIBOR borrowings) and 2.25% to 1.75% (in the case of borrowings at the prime lending rate), depending on the Company’s first lien secured net leverage ratio level. Loans under the Dollar Term Loan Facility are subject to a LIBOR floor of 0.50%, and loans under the Revolving Credit Facility and the Euro Term Loan Facility are subject to a LIBOR or EURIBOR (as applicable) floor of 0.00%.

The Borrowers’ obligations under the Credit Agreement and any hedging or cash management obligations entered into with any lender thereunder are guaranteed by the Company, the other Borrowers, and each of the Company’s other existing or subsequently acquired or organized direct and indirect subsidiaries (subject to certain exceptions) (collectively, the “Guarantors”). The Borrowers and the Guarantors are collectively referred to in this Current Report on Form 8-K as the “Loan Parties.”

The Loan Parties’ obligations under the Credit Agreement are secured, subject to customary permitted liens and other exceptions, by a security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties.

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium or penalty, subject to certain exceptions, and the Borrowers are required to make certain mandatory prepayments of outstanding indebtedness under the Credit Agreement in certain circumstances. Loans under the Dollar Term Loan Facility will amortize in quarterly installments equal to 0.25% of the initial principal amount thereof, with the remaining balance payable on May 5, 2028. Loans under the Euro Term Loan Facility will not amortize.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its restricted subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of junior indebtedness and dividends and other distributions. The Credit Agreement contains financial covenants that require the Company and its restricted subsidiaries to (a) not exceed a maximum first lien secured net leverage ratio and (b) not fall below a minimum interest coverage ratio, provided that such covenants apply only to the Revolving Credit Facility and are applicable only if amounts are drawn (or non-cash collateralized letters of credit in excess of $50 million are outstanding) under the Revolving Credit Facility.

The Credit Agreement also contains customary events of default relating to, among other things, failure to make payments, breach of covenants and breach of representations.

The foregoing description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the issuance of Jazz Ordinary Shares to GW shareholders in connection with the Transaction is incorporated by reference into this Item 3.02. The Jazz Ordinary Shares issued in connection with the Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, a subsidiary of the Company entered into a service agreement (the “Service Agreement”) with Chris Tovey, pursuant to which Mr. Tovey agreed to serve as the Company’s Executive Vice President, Chief Operating Officer and Managing Director Europe & International (“COO”), reporting to Daniel N. Swisher, Jr., the President of the Company, effective on or within 30 days following the Closing (the “Start Date”). In his role as COO, Mr. Tovey will be delegated certain duties and responsibilities of the Company’s principal operating officer from Mr. Swisher, who continues to serve as and perform the duties and responsibilities of the Company’s President overseeing all global operations of the Company.

Mr. Tovey, age 55, served as GW’s Chief Operating Officer since October 2012. Prior to joining GW, Mr. Tovey was at UCB Pharmaceuticals (“UCB”) from 2006 to 2012. In his last role there, Mr. Tovey was the Vice President of Global Marketing Operations where he was responsible for worldwide marketing activities on a portfolio of UCB products including Keppra®, an anti-epileptic drug, generating over €2.0 billion in annual sales. Mr. Tovey’s previous experience and roles at UCB include a number of multi-country product launches, such as the launch of Vimpat®, an anti-epileptic drug, Managing Director Greece and Cyprus, and leader of all UCB activities on Xyrem® (sodium oxybate) oral solution. Mr. Tovey previously spent 18 years at GlaxoSmithKline plc (“GSK”) in senior commercial roles in both the European and U.K. organizations. These roles included Director Commercial Strategy Distribution Europe, Director European Vaccine Therapy, Director Commercial Development U.K., Director Vaccines Business Unit U.K. and Business Unit Manager Oncology U.K. While at GSK, Mr. Tovey worked across a wide range of therapeutic areas including neurology, infectious diseases, oncology, diabetes, respiratory, gastroenterology and immunology.

Under the terms of the Service Agreement, Mr. Tovey’s annual base salary will initially be £400,000, and he will be eligible to earn a discretionary target cash bonus of 55% his annual base salary for calendar 2021 under the Company’s annual performance bonus program. Mr. Tovey will also be eligible to participate in the Company’s benefit and compensatory plans available to similarly-situated employees. If Mr. Tovey’s employment is terminated without “cause” by the Company prior to May 5, 2023 or for “good reason” by Mr. Tovey on December 31, 2022, under the GW Change in Control and Severance Benefit Plan and related participation agreement (the “UK Severance Plan”), Mr. Tovey will be entitled to (i) a lump sum cash severance payments equal to one and a one-half times the sum of (x) his then base salary and (y) the greater of his annual target bonus for the year of termination and average actual annualized bonuses earned in respect of the three most recent fiscal years and (ii) Company-paid medical coverage premiums for up to 18 months. If after May 5, 2023, Mr. Tovey’s employment is terminated without cause by the Company, under the Service Agreement he is entitled to six months’ notice by the

Company (or pay in lieu thereof) and twelve (12) months of Company-paid medical coverage premiums. Mr. Tovey must sign (and not revoke) a release of claims against the Company in order to receive any severance payments or benefits under either of the UK Severance Plan or the Service Agreement. After any termination of employment, Mr. Tovey is subject to 12 month noncompetition and nonsolicitation covenants, among other restrictive covenants.

In connection with his appointment as COO, Mr. Tovey was granted a sign-on restricted stock unit award (the “RSU”) with an approximate grant date value of $1,500,000 covering Jazz Ordinary Shares; and a sign-on performance restricted stock unit award (the “PSU”) pursuant to which Mr. Tovey will be eligible to vest in up to 200% of a target number of Jazz Ordinary Shares with an approximate grant date value of $1,500,000, in each case under, and subject to the terms and conditions of, the Company’s 2011 Equity Incentive Plan (the “EIP”) and the award agreements thereunder. The actual number of Jazz Ordinary Shares underlying the RSUs and PSUs granted to Mr. Tovey will be determined by dividing the respective target values set forth above by the average closing price of Jazz Ordinary Shares for the thirty days immediately preceding the grant date. The RSU will vest ratably over four years from the grant date. The PSU will vest, if at all, following the completion of the applicable performance period on December 31, 2023, subject to the Company’s achievement of pre-established financial, strategic and relative total shareholder return goals for the 2021 to 2023 performance period. If Mr. Tovey’s employment with the Company is terminated without cause by the Company at a time when any of the RSU or PSU is unvested, Mr. Tovey will be eligible to vest in a prorated portion of each such award. Mr. Tovey was also granted a sign-on retention bonus of £750,000, subject to his continued employment with the Company through January 1, 2023. For a description of the 2011 EIP, see “Executive Compensation” under Part III, Item 11 in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, filed with the U.S. Securities and Exchange Commission on April 23, 2021.

The foregoing description of the above-specified compensatory arrangements contained in this Item 5.02 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Service Agreement and the UK Severance Plan, as well as the full text of the 2011 EIP and the form of RSU award agreement (Non-U.S.) thereunder. A copy of the UK Severance Plan was filed as Exhibit 10.50 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by GW with the SEC on February 26, 2021. A copy of the 2011 EIP was filed as Exhibit 99.1 to the registration statement on Form S-8 filed by the Company with the SEC on January 18, 2012. The Company intends to file the Service Agreement, the form of PSU award agreement under the 2011 EIP and the form of RSU award agreement (U.S.) under the 2011 EIP as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Also in connection with his appointment as COO, the Company expects that Mr. Tovey will enter into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Tovey to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Mr. Tovey as a result of Mr. Tovey being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Mr. Tovey is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

Finally, in connection with the execution of the Transaction Agreement, GW had granted Mr. Tovey a transition incentive bonus equal to £160,000, payable in a lump sum within 30 days following the later of (i) December 31, 2021 or six months following the Effective Time (subject to his continued employment with GW and the Company) or (ii) if earlier, within 30 days following his death, permanent disability or a severance-qualifying termination under the UK Severance Plan, subject to the execution of a release of claims against the Company.

For additional information about the arrangements and transactions with respect Mr. Tovey in connection with the Transaction, see “The Transaction—Interests of GW’s Non-Employee Directors and Executive Officers in the Transaction” beginning on page 87 of the definitive proxy statement filed by GW with the U.S. Securities and Exchange Commission on March 15, 2021.

Item 8.01.	Other Events.

On May 5, 2021, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Transaction Agreement, dated as of February 3, 2021, by and among Jazz Pharmaceuticals UK Holdings Limited, Jazz Pharmaceuticals Public Limited Company and GW Pharmaceuticals plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-33500), as filed by the Company with the SEC on February 4, 2021).

10.1	Credit Agreement, dated as of May 5, 2021, by and among Jazz Pharmaceuticals Public Limited Company, the other borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto, Bank of America, N.A., as administrative agent, and U.S. Bank National Association, as collateral trustee.*

99.1	Press Release of the Company, dated as of May 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

	By:	/s/ Neena M. Patil
Name: Neena M. Patil
Title: Chief Legal Officer and SVP, Legal and Corporate Affairs